UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 21, 2006

ZANN CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-28519	76-0510754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1549 N. Leroy St., Suite D-200,
Fenton, MI 48430
(Address of principal executive offices, including zip code)

(810) 714-2978
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

(1)
On April 21, 2006, Zann Corp. (the “Registrant” or the “Company”) and Robert Simpson (“Simpson”) terminated the Employment Agreement dated February 6, 2006 (the "Employment Agreement") entered into by and between Simpson and the Registrant.

(2)	The Employment Agreement provided Simpson an annual salary of $125,000, a one-time cash bonus of $302,000 and 20,000 shares of Series A Convertible Preferred Stock.

(3)
In connection with Robert Simpson’s resignation as Director and Vice-President of the Company on April 10, 2006, both parties executed a Separation Agreement and Release on April 21, 2006 (the “Separation Agreement”) which terminated the Employment Agreement and released both parties of all claims arising or in any way related to Simpson’s employment with, or separation as an employee from, the Company.

(4)	The Registrant does not expect to incur material early termination penalties as a result of the termination of the Employment Agreement.

Item 9.01	Financial Statements and Exhibits.

(c)    Exhibits.

Exhibit No.	Description
10.1*	Employment Agreement between Robert Simpson and Registrant

* Incorporated by reference to the Registrant’s Form 8-K filed with the SEC on March 10, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZANN CORP.

By:	/S/ George Betts
George Betts
Chief Financial Officer

Date: April 27, 2006